Exhibit 99.1

Aquinox Pharmaceuticals Announces Appointment of Mr. David C. Mitchell as Vice President, Global Regulatory Affairs & Quality Assurance.

VANCOUVER, British Columbia – December 9, 2014 – Aquinox Pharmaceuticals, Inc. (“Aquinox”) (Nasdaq: AQXP), a clinical-stage pharmaceutical company discovering and developing targeted therapeutics in disease areas of inflammation and immuno-oncology, is pleased to announce the appointment of Mr. David C. Mitchell as Vice President of Global Regulatory Affairs & Quality Assurance. Mr. Mitchell will join Aquinox’s management team to guide the strategic direction of Aquinox’s global regulatory and quality assurance functions.

Mr. Mitchell has over 35 years of regulatory experience, including negotiations with United States Food and Drug Administration (FDA) and the European Medicines Agency (EMA) to facilitate new drug approval. Most recently he led global regulatory strategy at AbbVie, Inc. for developmental drug candidates targeting various cancers and immunologic disorders. Mr. Mitchell brings valuable experience from several leading pharmaceutical and biotechnology companies including Biogen Idec, Inc. and Bayer Schering Pharma AG. Mr. Mitchell also serves on the Food and Drug Law Institute (FDLI) Global Committee providing advice on program and policy development in global food and drug law.

“We are delighted to welcome David to the Aquinox team,” said David Main, Aquinox’s President and CEO. “David’s strong background in regulatory leadership, providing guidance to product teams and liaising with regulatory bodies will be integral to Aquinox’s success going forward. With AQX-1125 in two Phase 2 clinical trials nearing completion and two more in preparation, this is the right time to bring on additional regulatory expertise.”

About AQX-1125

AQX-1125 is a small molecule activator of SHIP1, which is a regulating component of the PI3K cellular signaling pathway. By increasing SHIP1 activity, AQX-1125 accelerates a natural mechanism that has evolved to maintain homeostasis of the immune system and reduce immune cell activation and migration. AQX-1125 is Aquinox’s lead product candidate and has demonstrated favorable efficacy, safety and pharmacokinetic properties in preclinical studies and in two proof-of-concept trials examining AQX-1125’s effect on healthy individuals with simulated chronic obstructive pulmonary disease (COPD) and, separately, in patients with mild allergic asthma. Aquinox is currently exploring AQX-1125 as a once daily oral treatment in multiple Phase 2 trials.

About Aquinox Pharmaceuticals

Aquinox Pharmaceuticals, Inc. is a clinical-stage pharmaceutical company discovering and developing targeted therapeutics in disease areas of inflammation and immuno-oncology. Aquinox’s lead clinical candidate, AQX-1125, is a small molecule activator of SHIP1 potentially suitable for oral once daily dosing. Aquinox has successfully completed one three-part Phase 1 and two Phase 2a clinical trials with AQX-1125 and is advancing through Phase 2 development. The company has a broad intellectual property portfolio and pipeline of preclinical drug candidates that activate SHIP1. For more information, please visit www.aqxpharma.com.

Cautionary Note on Forward-looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to: the success and timing of our Phase 2 clinical trials; the outcome of our interactions with the FDA and other regulatory authorities; and potential market opportunities for AQXP-1125. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: our ability to enroll patients in our clinical trials at the pace that we project; the size and growth of the potential markets for AQX-1125 or any future product candidates and our ability to serve those markets; our ability to obtain and maintain regulatory approval of AQX-1125 or any future product candidates; and our expectations regarding the potential safety, efficacy or clinical utility of AQX-1125 or any future product candidates. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by Aquinox is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission. Aquinox disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Brendan Payne,

Senior Manager, Investor Relations

604-629-9223

bpayne@aqxpharma.com

MEDIA & PUBLIC RELATIONS CONTACT:

Bianca Nery

MacDougall Biomedical Communications

650-339-7533

aquinox@macbiocom.com